UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

300 Third Street, Cambridge, MA		02142

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 21, 2004, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Alnylam Pharmaceuticals, Inc. (“Alnylam”) granted to John M. Maraganore, Ph.D., the President and Chief Executive Officer of Alnylam, a stock option (the “Option”) to purchase up to 250,000 shares of common stock of Alnylam at an exercise price of $7.47 per share under its 2004 Stock Incentive Plan. The Option vests upon Alnylam’s attainment of a corporate goal. The Compensation Committee will determine whether the corporate goal has been attained and the number of shares as to which the Option vests upon such attainment.

     A form of nonstatutory stock option agreement that Alnylam uses under its 2004 Stock Incentive Plan is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: December 28, 2004	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Nonstatutory Stock Option Agreement under 2004 Stock Incentive Plan